UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2007

ELIXIR GAMING TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1120 Town Center Dr., Suite 260

Las Vegas, Nevada 89144

(Address of principal executive offices)

(702) 733-7195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.02                                             Unregistered Sales of Equity Securities

On December 19, 2007, Elixir Gaming Technologies, Inc. (the “Company”) issued 4,800,000 shares of the Company’s common stock to Elixir Group Ltd, the controlling shareholder of the Company, pursuant to a securities amendment and exchange agreement dated October 21, 2007 between the Company and Elixir Group. The agreement provides that up to 78 million outstanding vested and unvested warrants issued by the Company to Elixir Group will be cancelled in exchange for the Company’s issuance of its common stock, at an exchange ratio of one newly issued common share for every 2.5 outstanding warrants. The transactions under the securities amendment and exchange agreement are subject to the approval by the Company’s shareholders, which was received at the Company’s annual meeting of shareholders held on December 17, 2007.

The initial closing under the securities amendment and exchange agreement occurred on December 19, 2007, at which time Elixir Group exchanged 12,000,000 of its outstanding vested warrants for 4,800,000 shares of the Company’s common stock. The remaining 66 million warrants have not vested and will be exchanged for up to 26,400,000 shares of the Company’s common stock subject to and upon the vesting of such warrants.

The shares of Company common stock were issued pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 thereunder.

Item 8.01                                             Other Events

On December 17, 2007, the Company held its annual meeting of shareholders in Hong Kong. Out of 93,781,022 common shares issued and outstanding as of the record date and entitled to vote at such annual meeting, there were present at such meeting, in person and by proxy, shareholders holding 68,510,346 voting shares of the Company. The Company held the annual meeting of shares holders, for purposes of :

•                  Re-electing eight directors, each to serve until the Company’s 2008 annual meeting of shareholders; and

•                  Approving the securities amendment and exchange agreement dated October 21, 2007 between the Company and Elixir Group, and to authorize and approve the Company’s issuance of shares of its common stock to Elixir Group pursuant thereto;

All of the persons nominated to serve on the Company’s board of directors, namely Gordon Yuen, Joe Pisano, Lorna Patajo-Kapunan, Major General Paul A. Harvey, Vincent L. DiVito, Robert L. Miodunski, Clarence Chung and John Crawford, were elected to the Company’s board of directors. In addition, the Company’s shareholders approved the securities amendment and exchange agreement, and the Company’s issuance of shares of its common stock to Elixir Group pursuant thereto, as follows:

Shares voted for	67,276,842
Shares against	1,231,204
Shares abstaining	2,300

There were no broker non-votes cast on any of the above matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

Dated: December 20, 2007	/s/ Martie Vlcek
Martie Vlcek, Vice President & Chief Accounting Officer